QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        In connection with this annual report on Form 10-K of Medtronic, Inc. for the fiscal year ended April 30, 2004, the undersigned hereby certifies, in his capacity as Chief Executive Officer of Medtronic, Inc., for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic, Inc.

Date: June 29, 2004	/s/ ARTHUR D. COLLINS, JR. Arthur D. Collins, Jr. Chairman of the Board and Chief Executive Officer

39

QuickLinks

  Exhibit 32.1
Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002